Exhibit 10.4

October 7, 2025

Karyopharm Therapeutics Inc.

85 Wells Avenue, Suite 210

Newton, MA 02459

Attention: Chief Financial Officer

Re:	Exchange of Karyopharm Therapeutics Inc. 6.00% Convertible Senior Notes due 2029 for Common Stock and Pre-Funded Warrants to Purchase Common Stock

Ladies and Gentlemen:

Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), is proposing to exchange $15.0 million in aggregate principal amount of its outstanding 6.00% Convertible Senior Notes due 2029 (CUSIP 48576U AC0 and ISIN: US48576UAC09) (the “Notes”) for (i) shares (the “Exchange Shares”) of common stock of the Company, par value $0.0001 per share (“Stock”), and (ii) pre-funded warrants, substantially in the form set forth in Exhibit B hereto (the “Pre-Funded Warrants”), to purchase Stock (such shares of Stock issuable upon exercise of and pursuant to the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), in each case in amounts as determined as set forth herein (the “Exchange”), pursuant and subject to the terms and conditions set forth in this agreement (this “Exchange Agreement”).

The Exchange is expected to occur substantially concurrently with certain other transactions in relation to the recapitalization of the Company’s capital structure (the “Recapitalization”), including, among other transactions, (i) the exchange of (a) $100.978 million in aggregate principal amount of its outstanding 6.00% Convertible Senior Notes due 2029 (the “Old Notes”) and common stock purchase warrants originally issued on May 13, 2024 for (b) a new series of 9.00% convertible senior notes due 2029 that will be convertible into shares of Stock and new warrants to purchase shares of Stock (together, the “2029 Notes Exchange”); (ii) the exchange of $24.25 million in aggregate principal amount of the Company’s existing 3.00% convertible senior notes due 2025 (the “Existing 2025 Convertible Notes”) for shares of Stock and new warrants to purchase shares of Stock (the “SUN Equitization”) and the incurrence of indebtedness representing the aggregate principal amount of Existing 2025 Convertible Notes outstanding upon consummation of the SUN Equitization in an amount not to exceed $250,000 and the repayment thereof (and accrued and unpaid interest thereon) at maturity; (iii) the issuance and private placement (the “Private Placement”) of $15.0 million of new 9.00% convertible senior notes due 2028; (iv) the amendment of that certain credit and guarantee agreement originally dated as of May 8, 2024 (as amended, restated, amended and restated or otherwise modified from time to time, the “Amendment”), by and among, inter alios, the Company, as borrower and certain of its subsidiaries from time to time party thereto as guarantors and each lender from time to time party thereto (as so amended, the “Amended Credit Agreement”); (v) the sixth amendment (the “RIFA Amendment”) of the facility provided pursuant to that certain Revenue Interest Financing Agreement, dated September 14, 2019 (as amended, restated, amended and restated or otherwise modified from time to time), by and among, inter alios, the Company, and each investor from time to time party thereto; (vi) the exchange agreements entered into in connection with the foregoing clauses (i) and (ii) and this Exchange; (vii) the payment of certain fees (a) in warrants to purchase Stock in connection with the Amendment and (b) in cash or in the form of Stock or Pre-Funded Warrants in connection with the Exchange, the 2029 Notes Exchange, the Private Placement and the Amendment, in each case pursuant to that certain “Fee Agreement Pursuant to Transaction Documents” letter dated as of the date hereof; (viii) the payment of certain fees in cash or in the form of Stock or Pre-Funded Warrants in connection with the RIFA Amendment pursuant to that certain “Fee Agreement Pursuant to Sixth Amendment to Revenue Interest Financing Agreement” letter dated as of the date hereof; (ix) the issuance of shares of Stock and warrants to purchase Stock pursuant to that certain securities purchase agreement dated October 7, 2025, by and among the Company and the other parties thereto; and (x) all other transactions contemplated by the foregoing clauses and effective on or about October 10, 2025 (collectively, together with the Exchange, the “Recapitalization Transactions”).

The undersigned (the “Investor”), for itself and, on behalf of the Accounts (if any) listed on Exhibit A hereto for whom the Investor has been duly authorized to enter into the Exchange (each, including the Investor if it is listed on Exhibit A, an “Exchanging Holder”) hereby agrees to the Exchange pursuant and subject to the terms and conditions set forth in this Exchange Agreement.

The Notes were issued pursuant to that certain Indenture, dated as of May 13, 2024, between the Company, as issuer, and Wilmington Savings Fund Society, FSB, a federal savings bank, as trustee (in such capacity, the “Notes Trustee” and such indenture, the “Notes Indenture”).

[The Exchange Shares and the Exchange Pre-Funded Warrant Shares (as defined below) are referred to collectively herein as the “Securities.”] Each Exchanging Holder (other than the Investor) is referred to herein as an “Account.”

The Investor and each Account understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Exchange is only being made with investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.

1.

The Exchange. Subject to the terms and conditions of this Exchange Agreement, the Investor and the other Exchanging Holders hereby deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount of Notes, including accrued and unpaid interest, set forth in column 2 of Exhibit A (such principal amount of Notes, the “Exchanged Notes”) in exchange for: (i) the number of Exchange Shares as set forth in column 3 of Exhibit A and, (ii) the number of Pre-Funded Warrants as set forth in column 4 of Exhibit A (the “Exchange Pre-Funded Warrants,” and together with the Exchange Shares, shall be the “New Securities”)], and the Company agrees to deliver the applicable amounts of such Exchanging Holder’s Exchange Shares][New Securities] to such Exchanging Holder in exchange for such Exchanged Notes tendered by such Exchanging Holder in the Exchange on the Closing Date. Subject to the terms and conditions of this Exchange Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) waives any and all rights with respect to such Exchanged Notes, and (b) releases and discharges the Company from any and all claims the Investor and each Exchanging Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

2.

The Closing. The closing(s) of the Exchange (each, a “Closing”) shall take place electronically at 8:00 AM, New York City time, on one or more dates mutually agreed between the parties, which shall be no later than October 10, 2025, or at such other time and place as the Company may designate by notice to the Investor (each, a “Closing Date”); provided that a Closing Date cannot be later than October 15, 2025 (the “Cutoff Date”) without the prior written consent of the Company and the Investor. Any reference herein to “the Closing” or “the Closing Date” shall be construed as a reference to each or any Closing or Closing Date as the context requires.

3.	Closing Mechanics.

a.

At or prior to the times set forth in the Exchange Procedures set forth in Exhibit [B][C] hereto (the “Exchange Procedures”), the Investor, on behalf of itself and/or any other Account, shall deliver and/or cause the Exchanging Holders to deliver the Exchanged Notes, by book entry transfer through the facilities of DTC, to the Notes Trustee, for the account/benefit of the Company for cancellation as instructed in the Exchange Procedures; and

b.

On or prior to the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, and the prior receipt by the Notes Trustee from each Exchanging Holder of the Exchanged Note:

(i)	each Exchanging Holder shall execute and deliver this Exchange Agreement;

(ii)	the Company shall execute and deliver this Exchange Agreement;[and]

(iii)

the Company shall deliver or cause to be delivered to each Exchanging Holder a number of Exchange Shares equal to the number of Exchange Shares as set forth in column 3 of Exhibit A to the DTC participant identified on such Exchanging Holder’s Settlement Details in the form of Exhibit [C][D] through the facilities of DTC[; and][●]

(iv)	[the Company shall execute and deliver to each Exchanging Holder the number of Exchange Pre-Funded Warrants as set forth in column 4 of Exhibit A.]

All questions as to the form of all documents and the validity and acceptance of the Notes and the [Exchange Shares][New Securities] will be determined by the Company, in its sole discretion, which determination shall be final and binding.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

a.

Organization. The Company is duly organized and validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, unless the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on the Company.

b.	Due Authorization. This Exchange Agreement has been duly authorized, executed and delivered by the Company.

c.

Exchange Shares. The Exchange Shares have been duly authorized by the Company and when delivered to each Exchanging Holder pursuant to the Exchange against delivery of the Exchanged Notes therefor in accordance with the terms of this Exchange Agreement, will be validly issued, fully paid and non-assessable, and the issuance of any such Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. [The Exchange Pre-Funded Warrants have been duly authorized by the Company and, when duly executed by the Company, upon delivery to the Exchanging Holders in accordance with the terms of the Exchange, will be validly issued and delivered, will constitute valid and binding obligations of the Company, enforceable against the Company, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”)]. [The Pre-Funded Warrant Shares initially issuable upon exercise of the Exchange Pre-Funded Warrants (the “Exchange Pre-Funded Warrant Shares”) (assuming full exercise of the Exchange Pre-Funded Warrants) have been duly and validly authorized and reserved for by the Company and, when issued upon exercise of the Exchange Pre-Funded Warrants in accordance with the terms of the Exchange Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, and the issuance of any Exchange Pre-Funded Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.] On or prior to 10:30am ET on the second (2nd) business day after the date of this Exchange Agreement, a Listing of Additional Shares notification form covering the Exchange Shares [and Exchange Pre-Funded Warrant Shares] shall have been submitted to the Nasdaq Stock Market.

d.

Exchange Agreement. The Company has all requisite corporate power and authority to perform its obligations under this Exchange Agreement. This Exchange Agreement has been duly authorized by the Company and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the other parties thereto, this Exchange Agreement, upon execution and delivery thereof by the Company will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange Agreement, (1) the issuance of the [Exchange Shares][New Securities] in connection with the Exchange pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act pursuant to 4(a)(2) of the Securities Act; and (2) when issued to the Exchanging Holder, the Exchange Shares will be issued free of any restrictive legend.

f.

No Conflicts. The execution, delivery and performance of this Exchange Agreement by the Company, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Exchange Shares [and the Exchange Pre-Funded Warrants and any issuance of Exchange Pre-Funded Warrant Shares], will not: (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company or a material adverse effect on the performance by the Company on its obligations under this Exchange Agreement or the consummation of any of the transactions contemplated hereby.

g.

Governmental Authorizations. Except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company: (a) the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business (the “Required Authorizations”), the Company has not received any notice of proceedings relating to the revocation or modification of any such Required Authorizations and all Required Authorizations are valid and in full force and effect, and (b) no authorization of, or registration, notice or filing with, any governmental authority is required to be obtained or made by the Company for (i) the execution, delivery and performance by the Company of this Exchange Agreement, and (ii) the consummation by the Company of the transactions contemplated hereby, except (A) for such as have already been obtained or made prior to the Closing Date that are in full force and effect, (B) pursuant to applicable federal and state securities laws, rules and regulations, or (C) for filings expressly contemplated or required by this Exchange Agreement.

h.

SEC Reporting. The Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”) from January 1, 2025 to the date of this Exchange Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports.

i.

Nasdaq Compliance. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Listing Rules) is required to issue and deliver the [Exchange Shares][New Securities] to the Investor.

j.

Legal Proceedings. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the Exchange.

k.

Capitalization. The Company is authorized under its amended and restated certificate of incorporation (the “Certificate of Incorporation”) to issue 53,333,333 shares of Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except for the Recapitalization Transactions (including, for the avoidance of doubt, the Exchange contemplated hereunder) and the consummation of any other transactions occurring simultaneously on or about the Closing Date in relation to the Recapitalization, the 5,000 shares of Stock to be delivered to Neumedicines Inc. contingent upon certain terms of that certain Asset Purchase Agreement with Neumedicines Inc. dated as of November 24, 2020, shares of Stock issued or issuable under the Company’s employee stock purchase plan and options, restricted stock or restricted stock units granted or that may be granted under Company stock-based compensation plans that are described in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Exchange Agreement or as previously disclosed in the Company’s SEC Reports. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. No person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person, other than pursuant to that certain registration rights agreement dated December 5, 2022, those certain registration rights agreements dated May 13, 2024 and any registration rights agreements entered into in connection with the Recapitalization Transactions. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

l.	Exchange. The Company acknowledges that the terms of the Exchange have been mutually negotiated between the parties.

m.

Solvency. Upon the consummation of the Recapitalization Transactions, the Company will be Solvent. “Solvent” means with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date of determination; and (c) such Person has not incurred and does not intend to incur, or believe (not should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become absolute and matured. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification Topic 450-20).

n.

Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

o.

FIRPTA. The Company has never been, and expects not to be in the current taxable year or in the foreseeable future, a “United States real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

p.	Earnings and Profits. The Company does not expect to have any current or accumulated earnings and profits from operations for its current taxable year.

q.

Other Representations and Warranties. The representations and warranties of the Issuer made in Section 4 the Amended Credit Agreement, shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of the Closing Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, as of the Closing Date, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.

5.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.

The Investor is validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.

b.

The Investor has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to deliver, assign and transfer the Exchanged Notes in exchange for the [Exchange Shares][New Securities]pursuant to this Exchange Agreement and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor hereunder. This Exchange Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Exchanging Holder, enforceable in accordance with its terms, except that such enforcement may be subject to [bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)][the Enforceability Exceptions]. If the Investor is executing this Exchange Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Exchange Agreement on behalf of, and, bind, each Account to the terms of this Exchange Agreement and (ii) Exhibit A is a true, correct and complete list of (A) the name of each Exchanging Holder, and (B) the principal amount of each Exchanging Holder’s Exchanged Notes.

c.

Each Exchanging Holder participating in the Exchange is the current beneficial owner of the Exchanged Notes. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

d.

Participation in the Exchange will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Account or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account), (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account) or (3) any agreement or instrument to which the Investor or any Account is a party or by which the Investor or any Account or any of their respective assets are bound.

e.

The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit [C][D] and, unless otherwise set out in Exhibit A, is not acquiring the Exchange Shares as a nominee or agent or otherwise for any other person.

f.

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account acquires, pursuant to the Exchange, or sells Exchange Shares and will obtain any consent, approval or permission required for such acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such acquisitions or sales, and the Company shall not have any responsibility therefor.

g.

The Investor and each Account have received a copy of the Exchange Agreement. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Exchange or the Company, other than as contained in this Exchange Agreement; and (2) the Company does not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that Centerview Partners LLP and J. Wood Capital Advisors LLC (the “Exchange Advisors”) do not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Exchange Agreement or any such other information provided or deemed provided to the Investor by the Company.

h.

The Investor and each Account understands and accepts that acquiring the [Exchange Shares][Securities] involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Exchange and an investment in the [Exchange Shares][Securities]. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the [Exchange Shares][Securities] and the consequences of the Exchange and this Exchange Agreement. The Investor and each Account has considered the suitability of the [Exchange Shares][Securities] as an investment in light of its own circumstances and financial condition, and the Investor is, and each Account is, able to bear the risks associated with an investment in the [Exchange Shares][Securities]. The Investor and each Account understands that it should consult with its own tax advisors in order to determine the U.S. federal, state and local tax consequences of the Exchange as well as the ownership and disposition of the [Exchange Shares][Securities], in light of the Investor’s and each Account’s particular circumstances.

i.

The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Exchange Advisors or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Exchange and receive the [Exchange Shares][New Securities] pursuant to the terms hereof. The Investor confirms that it has not relied on any statement (written or oral) of the Company, the Exchange Advisors or any of their respective affiliates as to the terms of the [Exchange Shares][Securities]. It is understood that information provided in the Exchange Agreement, or by the Company or the Exchange Advisors or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Exchange, and that none of the Company, the Exchange Advisors or any of their respective agents or affiliates are acting or have acted as an advisor to the Investor or any Account in deciding whether to participate in the Exchange.

j.

The Investor confirms, for itself and for each Account, that neither the Company nor the Exchange Advisors have (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the [Exchange Shares][Securities]; or (2) made any representation to the Investor regarding the legality of an investment in the [Exchange Shares][Securities] under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Exchange Advisors, and the Investor and each Account has made its own independent decision that the investment in the [Exchange Shares][New Securities] is suitable and appropriate for the Investor or such Account.

k.

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the [Exchange Shares][Securities], is experienced in investing in capital markets and is able to bear the economic risk of an investment in the [Exchange Shares][Securities]. The Investor and each Account is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and the [Exchange Shares][Securities] and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the

Company filings with the SEC and such other information concerning the Company and the [Exchange Shares][Securities] as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Exchange and the [Exchange Shares][Securities]. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein.

l.

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the [Exchange Shares][Securities] or made any finding or determination concerning the fairness or advisability of such investment.

m.

The Investor and each Account is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws and all other applicable laws in connection with the Exchange.

n.

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

o.

The Investor and each Account hereby confirms that its Exchanged Notes were either (i) acquired more than one year prior to the Closing Date or (ii) acquired from a noteholder who such Exchanging Holder had no reason to believe was, at the time of such sale or the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company, and further hereby confirms that such Investor and each Account hereby confirms that it is entitled to rely on Rule 144(d)(3)(ii) in connection with its acquisition of the [Exchange Shares][Securities] [(other than any Exchange Pre-Funded Warrant Shares issued upon cash exercise of the Exchange Pre-Funded Warrants)].

p.

The Investor and each Account is acquiring the [Exchange Shares][Securities] solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the [Exchange Shares][Securities] in violation of federal, state or other applicable securities laws. The Investor and each Account understands that the offer and sale of the [Exchange Shares][Securities] have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the representations made by the Investor and each Account in this Exchange Agreement.

q.

The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Exchange meets the requirements for the exemptions referenced in clause (p) above and whether the Exchange Shares may be issued without legends.

r.

The Investor and each Account acknowledges and agrees that since the time such Investor or Account was wall crossed it has not, and prior to the Closing it will not, engage in any hedging transactions with respect to the [Exchange Shares][Securities] and that any hedging transactions that thereafter may be engaged in by it with respect to the [Exchange Shares][Securities] it will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder and all other applicable laws.

s.

The Investor and each Account acknowledges that the terms of the Exchange have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of itself and each Account.

t.	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Exchange Advisors.

u.

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Notes Trustee or the Company’s transfer agent to complete the Exchange.

v.

The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary prior to the Closing, each of the Investor’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

w.

The participation in the Exchange by any Exchanging Holder was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Notes or its participation in the Amendment.

x.

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Exchange Advisors have placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Account became aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

y.

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

z.

The Investor and each Account acknowledges and agrees that the Exchange Advisors have not acted as a financial advisor or fiduciary to the Investor or such Account and that the Exchange Advisors and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or such Account, express or implied, with respect to the Company or the Exchange or the accuracy, completeness or adequacy of the information provided to the Investor or the Account or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or such Account.

aa.

[The Investor and each Account acknowledges and agrees that no public market exists for the Pre-Funded Warrants and that there is no assurance that a public market will ever develop for the Pre-Funded Warrants.]

bb.

The Investor and each Exchanging Holder acknowledges and understands that as of the date of this Exchange Agreement and at the time of the Closing, the Company may be in possession of material non-public information not known to the Investor or any Exchanging Holder that may impact the value of the Notes and the [Exchange Shares][Securities] (“Information”) that the Company has not disclosed to the Investor or any Exchanging Holder. The Investor and each Exchanging Holder acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Exchanging Holder understands, based on its experience, the disadvantage to which the Investor and each Exchanging Holder is subject due to the disparity of information between the Company, on the one hand, and the Investor and each Exchanging Holder, on the other hand. Notwithstanding this, the Investor and each Exchanging Holder has deemed it appropriate to participate in the Exchange. The Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Holder or their respective beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Exchanging Holder might have based on the failure of the Company to disclose the Information.

6.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Notes and of the Company to deliver the [Exchange Shares][New Securities] are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 4 and 5, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing. The obligations of each Exchanging Holder hereunder is also subject to the satisfaction at or prior to Closing of the conditions precedent that (i) the Company has satisfied its obligations under Section 7(e) with respect to any invoices received on or before Closing by Closing, (ii) the Investor shall have received a legal opinion of Sidley Austin LLP in form and substance reasonably satisfactory to the Investor pursuant to Section 7(d), (iii) the Company shall not have breached any of the covenants contained in Section 7, and (iv) the Company shall not have received any objections from the Nasdaq Stock Market regarding its Listing of Additional Shares notification form covering the Underlying Shares and the Warrant Shares.

7.	Covenants and Acknowledgments of the Company.

a.

The Company hereby agrees to publicly disclose at or prior to 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Exchange as contemplated by this Exchange Agreement in a press release or through the filing of a Current Report on Form 8-K. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information that was communicated by the Company to the Investor or any Account in connection with the Exchange, if any. For the avoidance of doubt, the Company may be aware of other material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, no later than the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the Closing as contemplated by this Exchange Agreement. Prior to the filing of any Current Report on Form 8-K or publication of any press release, which in either case would include the name of the Investor, any Exchanging Holder, or any of their respective affiliates, the Company hereby agrees to provide such press release or Current Report on Form 8-K to the Investor at least one (1) day prior to publication or filing, as applicable, of such press release or Current Report on Form 8-K.

b.

[The Company covenants that, for so long as Exchange Pre-Funded Warrants are outstanding, it will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the issuance of the Exchange Pre-Funded Warrant Shares upon the exercise of any purchase rights under the outstanding Exchange Pre-Funded Warrants. If at any time the number of authorized but unissued shares of Stock shall not be sufficient to effect the exercise in full of the Exchange Pre-Funded Warrants (without giving effect to any beneficial ownership caps contained in the Exchange Pre-Funded Warrants or any other restriction or limitation on exercise contained in the Exchange Pre-Funded Warrants), the Company will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Stock to at least such number of shares as shall be sufficient for such purpose.]

c.

The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Notes Trustee, the Company’s transfer agent or the Investor to be reasonably necessary to complete the Exchange.

d.	On the Closing Date the Company shall deliver to the Investor a legal opinion of Sidley Austin LLP in form and substance reasonably satisfactory to the Investor.

e.

The Company covenants and agrees to promptly pay or reimburse the Investor upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Investor through the Closing in connection with the execution of this Exchange Agreement (including the reasonable and documented fees and the expenses and disbursements of two counsels, which shall be Latham & Watkins LLP and Gibson, Dunn and Crutcher LLP (“GDC”), provided that the fees of GDC, when taken together with their fees and the expenses and disbursements in connection with the execution of the other Recapitalization Transactions, shall be limited to reasonable and documented fees and expenses and disbursements not exceeding $[50,000]). The provisions of this Section 7(e) shall survive the termination of this Exchange Agreement.

8.

Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Exchanging Holder to the Company substantially in the form of Exhibit [C][D].

9.

Waiver, Amendment. Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.

Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

11.

Withholding; Required Tax Forms. The Investor (or Account(s) of such Investor, if applicable) shall deliver to the Company, at least one (1) business day prior to the Closing, an accurately completed and duly executed IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable (or any successor form). The Investor (or Account(s) of such Investor, if applicable) acknowledges that, if the Investor (or Account(s) of such Investor, if applicable) (i) is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Company must be provided with a correct taxpayer identification number (generally, a person’s social security number or federal employer identification number) or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code) (a “Non-U.S. Holder”), then the Company must be provided with an accurately completed and duly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable (or any successor form), establishing an exemption from or a reduction in U.S. federal withholding on interest or original issue discount. The Investor (or Account(s) of such Investor, if applicable) further acknowledges that any Investor (or Account(s) of such Investor, if applicable) may be subject to 30% U.S. federal withholding on certain payments or deliveries made to such Investor (or Account(s) of such Investor, if applicable) attributable to accrued and unpaid interest or original issue discount or 24% U.S. federal backup withholding on certain payments or deliveries made to such Investor (or Account(s) of such Investor, if applicable) unless such Investor (or Account(s) of such Investor, if applicable) properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, the Investor (or Account(s) of such Investor, if applicable) hereby represents that it is able to receive any consideration payable hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. federal withholding tax that may apply to payments of interest and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Investor (or Account(s) of such Investor, if applicable) fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit [D][E] hereto). Any forms required to be delivered to the Company pursuant to this Section 11 shall be delivered in accordance with Section 19; provided that such communication shall be made via electronic mail.

12.

Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

13.

Governing Law. THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

14.

Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Exchange Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the

Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.

Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Exchange Agreement in any court referred to in Section 14. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.

Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in this Exchange Agreement will affect the right of any party to this Exchange Agreement to serve process in any other manner permitted by law.

17.

Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

18.

Counterparts. This Exchange Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise and including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement (whether executed manually or by way of a digital signature as described herein this Section 18) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

19.

Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Investor or any Account, the address provided in Exhibit [C][D] (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Karyopharm Therapeutics Inc. 85 Wells Avenue, Suite 210, Newton, MA 02459 Attention: Chief Legal Officer and Chief Financial Officer Email: [***];[***]

20.

Binding Effect. The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

21.

Notification of Changes. After the date of this Exchange Agreement until the Closing, each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Company or the Investor (and/or such Account), as the case may be, contained in this Exchange Agreement to be false or incorrect in any material respect.

22.

Reliance by Exchange Advisors. The Exchange Advisors may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Exchange Advisors. The Exchange Advisors shall be third-party beneficiaries to this Exchange Agreement to the extent provided in this Section 22.

23.

Severability. If any term or provision (in whole or in part) of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

24.

Survival. The representations and warranties of the Company and the Investor contained in this Exchange Agreement, and the provisions of Section 7(e), shall survive the consummation of the transactions contemplated hereby.

25.

Termination. This Exchange Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Exchange has not occurred on or before the Cutoff Date without liability of either the Company or the Investor, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if this Exchange Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or an Exchanging Holder, as the case may be, to have performed its obligations hereunder. Except as provided above, if this Exchange Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Exchange Agreement will become void and of no further force and effect.

26.	Tax Treatment.

a.

The Company and the Investor hereby agree to treat, for U.S. federal income tax purposes, [(i)] the exchange of the Notes for the Exchange Shares [and Exchange Pre-Funded Warrants] as a tax-free recapitalization [and (ii) the Exchange Pre-Funded Warrants as exercised at issuance]. The parties hereto agree to report all income tax matters with respect to the Exchange Shares [and Exchange Pre-Funded Warrants] consistent with this Section 26 and shall not take any action or file any tax return, report or declaration inconsistent herewith unless required to do so by a change in applicable requirements of law or by a tax authority following an audit or examination.

b.

Prior to making any tax reporting (e.g., IRS Form 8937, OID reporting and issue price reporting) or undertaking a change of control or similar transaction, in each case, that may impact the tax treatment of the investors regarding the Exchange and the ownership and disposition of the Exchange Shares [and Exchange Pre-Funded Warrants], the Company will give prior notice to, and consider in good faith any input from, the Investor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Exchange Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange Agreement]

ACCEPTED AND AGREED:

Karyopharm Therapeutics Inc.

By
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A: FOR THE EXCHANGE

Name of Exchanging Holder (i.e., Beneficial Owner)	Aggregate Principal Amount of Exchanged Notes	Number of Exchange Shares	[Number of Exchange Pre- Funded Warrants]
[●]	$[●]	[●]	[●]

Total:	$[●]	[●]	[●]

EXHIBIT [B][C] TO THE EXCHANGE AGREEMENT

EXCHANGE PROCEDURES

Reference is hereby made to that certain Exchange Agreement (the “Agreement”), dated as of October 7, 2025, between Karyopharm Therapeutics Inc. (the “Company”) and the Investor party thereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement. Below are procedures for the settlement of the exchange of Notes for [Exchange Shares][New Securities]. To ensure timely settlement, please follow the instructions for exchanging your Notes for the applicable [Exchange Shares][New Securities] as set forth below. These instructions supersede any prior instructions you received. Your failure to comply with the instructions may delay your receipt of Exchange Shares and Exchange Pre-Funded Warrants. If you have any questions, please contact [***] ([***]; [***]).

Cancellation (Withdrawal) of Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Notes to post on a date mutually agreed between the parties, which shall be no later than October 10, 2025 (the “Exchange Date”), no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for the aggregate principal amount of Notes (CUSIP # 48576U AC0) set forth in each case in Exhibit A of the Agreement to be exchanged for Exchange Shares and Exchange Pre-Funded Warrants set forth in Exhibit A of the Agreement. It is important that this instruction be submitted and the one-sided DWAC withdrawal is posted on the Exchange Date.

To receive Exchange Shares through DTC

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Exchange Shares to be issued upon exchange to post on the Exchange Date, no later than 9:00 a.m., New York City time, a deposit instruction through DTC via DWAC for the aggregate number of Exchange Shares to which you are entitled pursuant to the Exchange (as set forth in Exhibit A of the Agreement). It is important that this instruction be submitted and the one-sided DWAC deposit posted by 9:00 a.m., New York City time, on the Exchange Date.

To receive Exchange Pre-Funded Warrants

You must provide the Company with the email address(es) to which the Company will deliver your executed Exchange Pre-Funded Warrants.

SETTLEMENT

On the Exchange Date, after the Company receives your Notes and your cancellation instructions as set forth above and a withdrawal request in respect of your Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Agreement, the Company will deliver your Exchange Shares (through DTC) [and Exchange Pre-Funded Warrants (via electronic mail)] in respect of your Notes exchanged in accordance with the delivery instructions set forth above.

EXHIBIT [C][D] TO THE EXCHANGE AGREEMENT

Exchanging Holder Settlement Details

These settlement instructions are to be delivered to the Company for each Exchanging Holder no later than one (1) business day after the date of the Exchange Agreement.

Name of Exchanging Holder:

Exchanging Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Exchanged Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchange Shares

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchange Pre-Funded Warrants

Email Address(es) for Delivery:

EXHIBIT [D][E]

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, an Investor (or Account(s) of such Investor, if applicable) generally must provide such Investor’s (or Account(s) of such Investor, if applicable) correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or an Investor’s (or Account(s) of such Investor, if applicable) employer identification number. If the correct TIN is not provided, the Investor (or Account(s) of such Investor, if applicable) may be subject to penalties imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Investor (or Account(s) of such Investor, if applicable) is required to provide a TIN but does not have a TIN, the Investor (or Account(s) of such Investor, if applicable) should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a “United States person” (as defined in Section 7701(a) of the Code) in order to avoid backup withholding. U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In certain circumstances, information returns may be filed with the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Investors (or Account(s) of such Investors, if applicable) are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Investors (or Account(s) of such Investors, if applicable) That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, an Investor (or Account(s) of such Investor, if applicable) that is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Investor (or Account(s) of such Investor, if applicable) that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with providing the applicable IRS Form W-8BEN or W-8BEN-E) as set forth in Paragraph C below. However, if the Investor (or Account(s) of such Investor, if applicable) is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Investor (or Account(s) of such Investor, if applicable):

•	record ownership under Clause 1 of Paragraph C below.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause 1 of Paragraph C below,

•	the status in Clause 3 of Paragraph C below, and

•	the status in Clause 4 of Paragraph C below.

C.

The following representation will be provided as applied to the Investor (or Account(s) of such Investor, if applicable) as well as the partners, members or beneficial owners claiming the portfolio interest exemption:

1.	It is the sole record and beneficial owner of Notes in respect of which it is providing this certification.

2.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

3.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

4.	It is not a “controlled foreign corporation” (as such term is described in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).